Exhibit 10.64

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 2 TO DEVELOPMENT AND LICENSE AGREEMENT

This Amendment No. 2 to Development and License Agreement (“Amendment No. 2”) is entered into effective February 8, 2011 (the “Amendment No. 2 Date”) by and between DURECT CORPORATION (“DURECT”) and NYCOMED DANMARK APS (“NYCOMED”).

PRELIMINARY STATEMENTS

A. DURECT and NYCOMED have previously entered into that certain Development and License Agreement dated November 29, 2006, as amended by Amendment No. 1 effective February 18, 2010 (the “Agreement”).

B. The Parties now desire to amend the Parties’ respective funding and other obligations for the Joint Program during the Interim Period (defined below).

THEREFORE, in consideration of the premises and mutual promises and covenants herein contained and for good and valuable consideration, the sufficiency of which is hereby acknowledged, DURECT and NYCOMED hereby agree as follows:

1. Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning ascribed to such terms in the Agreement. References to section numbers herein shall refer to section numbers in the Agreement.

2. During the period commencing from January 1, 2011 and until the earlier of i) [***] days after DURECT provides NYCOMED with the results from the Phase III Clinical Study referred to as BESST (Bupivacaine Effectiveness and Safety in SABER Trial) (“BESST”) or ii) the effective termination date of the Agreement (such period the “Interim Period”), the following shall be applicable:

(a) notwithstanding Section 4.5(a), DURECT shall bear one hundred percent (100%) of the Development Costs under the JDP for the Product incurred during the Interim Period; and

(b) as between the Parties, DURECT shall be solely responsible for performing all activities under the JDP during the Interim Period; and

(c) during the Interim Period, except for the activities set forth in Section 13.8 or in order to bring the [***] (shoulder) On-Going Cohort 1 Trial to a full completion, Nycomed shall have no obligation to perform any activities under the JDP during the Interim Period, nor undertake any development, regulatory or commercialization activities assigned to it under the Agreement, including but not limited to any work or activities under the JDP, the EU-CDP or development work for the Non-EU Jurisdictions unless required for patient safety reasons under Applicable Laws.

CONFIDENTIAL

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d) The following text shall be added at the end of Section 2.1(d)(i):

“Notwithstanding the foregoing, during the Interim Period, if however the dispute is the subject of a deadlock exclusively concerning activities to be performed under the JDP (including the amendment, performance or implementation thereof, but for avoidance of doubt, excluding any and all activities related to the On-Going Cohort 1 Trials (the hysterectomy and shoulder trials) including but not limited to press releases, communications, study reports,) then, after the Parties having duly complied with the decision making process and escalation outlined in this Section 2.1, the matter is still the subject of a deadlock, DURECT may, at its sole discretion and election, make the final decision.”

(e) DURECT shall indemnify, defend and hold Nycomed and any Nycomed Related Party harmless from and against any Damages arising out of Third Party claims related to any activities performed by DURECT during the Interim Period.

(f) This paragraph 2 of this Amendment No. 2 shall terminate and be of no force and effect after the expiration of the Interim Period.

3. The following clause shall be inserted following “US-CDP” at the end of Section 13.7(b):

“: provided, however, if DURECT has not delivered to NYCOMED the results from BESST by December 31, 2011, then notwithstanding the foregoing, NYCOMED may terminate the Agreement at its sole election upon thirty (30) days prior written notice to DURECT,”

4. Except as specifically provided in this Amendment No. 2, all other terms and conditions of the Agreement shall remain the same.

5. This Amendment No. 2 shall be governed and interpreted in accordance with the law of the State of New York excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Amendment No. 2 to the substantive law of another jurisdiction.

6. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument. This Amendment No. 2 may be executed by any party hereto by means of a facsimile transmission of an originally executed counterpart, the delivery of which facsimile transmission shall have the same force and effect as the delivery of the originally executed counterpart.

CONFIDENTIAL

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

[Signature Page Follows]

CONFIDENTIAL

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each Party has caused this Amendment No. 2 to be executed by its duly authorized representative as of the date noted above in the preamble.

DURECT CORPORATION		NYCOMED DANMARK APS

By:	/s/	By:	/s/

Name:	James E. Brown	Name:	Hakan Bjorklund

Title:	CEO	Title:	CEO

		By:	/s/

		Name:	Ghita Astrup

		Title:	Managing Director

CONFIDENTIAL